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                                                                    Exhibit 23.3
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ancor Communications, Incorporated pertaining to the Ancor Communications, Incorporated 1994 Long-Term Incentive and Stock Option Plan, as amended through January 21, 1998, of our report dated February 19, 1998, with respect to the 1996 and 1997 financial statements of Ancor Communications, Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                              /s/McGladrey & Pullen, LLP


Minneapolis, Minnesota
December 29, 1999